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                                                                   EXHIBIT 23(i)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 18, 1999 included in Allied Capital Corporation's Annual Report to security holders. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                                         /s/ ARTHUR ANDERSEN LLP


Vienna, Virginia
March 22, 1999